SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                   ----------------------------------


                                FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): March 21, 2002


                          CARNIVAL CORPORATION
         (Exact name of registrant as specified in its charter)


Republic of Panama             1-9610                  59-1562976
---------------------------    -----------------       -----------------
(State or other jurisdiction  (Commission File Number) (I.R.S. Employer
 of incorporation)                                      Identification No.)



3655 N.W. 87th Avenue, Miami, Florida             33178-2428
--------------------------------------------------------------------------
(Address of principal executive offices)          (zip code)



Registrant's telephone number, including area code:   (305) 599-2600











Item 5. Other Events.

     On March 21, 2002, Carnival Corporation issued a press release entitled "Carnival Corporation Reports First Quarter Earnings" attached hereto as
Exhibit 99.1.  The press release is incorporated herein by reference.


Item 7. Financial Statements and Exhibits

     The Exhibit 99.1 press release entitled "Carnival Corporation Reports First Quarter Earnings" dated March 21, 2002 is hereby incorporated by reference.










                                 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2002

                                      CARNIVAL CORPORATION

                                      By: /s/ Gerald R. Cahill
                                      -------------------------------------
                                      Name:  Gerald R. Cahill
                                      Title: Senior Vice President-Finance
                                             and Chief Financial and
                                             Accounting Officer







                                Exhibit List

Exhibit           Description
-------           -----------
99.1              Press release entitled "Carnival Corporation Reports
                  First Quarter Earnings" dated March 21, 2002.






                                                                  EXHIBIT 99.1

CONTACT: Tim Gallagher                              FOR IMMEDIATE RELEASE

             CARNIVAL CORPORATION REPORTS FIRST QUARTER EARNINGS

     MIAMI (03/21/02) - Carnival Corporation (NYSE:CCL) reported net income of $129.6 million ($0.22 diluted EPS) on revenues of $905.8 million for its first quarter ended February 28, 2002, compared to net income of $128.0 million ($0.22 EPS) on revenues of $1.0 billion for the same quarter in 2001.

     Commenting on first quarter results, Carnival Chairman and CEO Micky Arison said he was particularly pleased with the company's first quarter earnings performance, despite the adverse impact on business from the tragic events of September 11. "In the two months following September 11, our advance bookings for 2002 cruises dropped dramatically because of the
significant slowdown in travel.   The subsequent recovery in our booking
levels has greatly exceeded earlier expectations and demonstrates the resiliency of the cruise vacation business," Arison said.

     Revenues for the first quarter of 2002 were down 10 percent compared to the same quarter in 2001. This decrease in revenues was primarily caused by the impact of the September 11 events, which resulted in a significant reduction in the number of guests purchasing air travel and also lower cruise ticket prices and occupancies. These reductions were partially offset by a
2.3 percent increase in cruise capacity. As a result of lower ticket prices and occupancies, net revenue yields (net revenue per available berth day) were down 7.5 percent compared to the first quarter of last year. Arison pointed out this was "a significant improvement over our November expectations that first quarter net revenue yields would be down 15 percent." Partially offsetting the lower revenues in 2002 was a 7.2 percent reduction in the company's cost per available berth day. First quarter 2002 results also did not include any losses from the company's investment in Airtours plc, which was sold in June 2001.

     Looking to the remainder of 2002, Arison said that he is very encouraged that recent booking levels have been running well ahead of last year. Prices on those bookings have also recovered significantly from the highly discounted levels late last year, although they are still less than prices during the comparable period last year. Primarily as a result of the dramatic slowdown in 2002 bookings last fall and the shift to closer to sailing booking patterns after September 11, cumulative advance bookings and average prices for the
remainder of 2002 are still below last year's levels.   "If the current trend
of booking levels continues, we anticipate that net revenue yields will continue to improve throughout 2002," Arison said. "Our current expectation for net revenue yields for the balance of 2002 is for the second and third quarters to be down approximately 4 percent to 6 percent and the fourth quarter to increase slightly compared to last year."

     In discussing the company's global cruise strategy, Arison commented that Carnival "is continuing to execute its plan to increase its presence in the high-growth European vacation market." Costa Cruises will introduce the Costa Europa, formerly Holland America's Westerdam, to its European fleet in April 2002, and this month Costa will launch a new cruise product onboard the 760-
passenger Costa Marina targeted at German-speaking vacationers.   Also, in May
2002, the Caronia will begin offering Cunard's world-renowned British service from its new homeport in Southampton, England.

     While the company is increasing its presence in the European vacation market, it is also continuing to expand in North America. Carnival Cruise Lines launched the 2,124-passenger Carnival Pride from Port Canaveral, Fla., in January 2002 and is scheduled to introduce the 2,124-passenger Carnival Legend in August 2002, offering the line's first-ever sailings from Europe. Following its European program, the Carnival Legend will operate from several American ports starting September 2002. Carnival Cruise Lines is expected to launch the 2,974-passenger Carnival Conquest in November 2002 from New Orleans. Additionally, the company's Holland America Line brand will begin operating the Prinsendam, formerly the Seabourn Sun, from Europe, Asia and the Pacific in June 2002, and is also scheduled to introduce the 1,848-passenger Zuiderdam in December 2002 from Ft. Lauderdale, Fla.

     On December 16, 2001, Carnival announced its pre-conditional offer to acquire P&O Princess Cruises plc. The company continues to work closely with regulators in the U.S. and Europe on its offer.
Carnival has scheduled a conference call with analysts at 11 a.m. EST today to discuss its 2002 first quarter earnings. This call can be listened to live, and additional information can be obtained at the company's web site at www.carnivalcorp.com.


     Carnival Corporation is comprised of Carnival Cruise Lines, the world's largest cruise line based on passengers carried, Costa Cruises, Cunard Line, Holland America Line, Seabourn Cruise Line and Windstar Cruises. Carnival Corporation's six brands operate 43 ships in the Bahamas, the Caribbean, Alaska, Europe, Mexico, South America and other worldwide destinations.

******************************************************************************
Special note regarding forward-looking statements:

Certain statements in this announcement constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Carnival Corporation has tried, wherever possible, to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "forecast", "future", "intend," "plan" and words and terms of similar substance in connection with any discussion of future operating or financial performance. These forward-looking statements, including those which may impact the forecasting of Carnival's net revenue yields, booking levels, pricing, occupancy or business prospects, involve known and unknown risks, uncertainties and other factors, which may cause Carnival's actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for Carnival's cruise products; consumer demand for cruises and other vacation options; other vacation industry competition; effects on consumer demand of armed conflicts, political instability, terrorism, adverse media publicity and the availability of air service; shifts in consumer booking patterns; increases in cruise industry and vacation industry capacity; continued availability of attractive port destinations; changes in tax laws and regulations; changes and disruptions in financial and equity markets; Carnival's ability to implement its brand strategy, Carnival's ability to implement its shipbuilding program and to continue to expand its business worldwide; Carnival's ability to attract and retain shipboard crew; changes in foreign currency rates, security expenses, food, fuel, insurance and commodity prices and interest rates; delivery of new ships on schedule and at the contracted prices; weather patterns and natural disasters; unscheduled ship repairs and drydocking; incidents involving cruise ships; impact of pending or threatened litigation; Carnival's ability to successfully implement cost improvement plans; the continuing financial viability of Carnival's travel agent distribution system; and changes in laws and regulations applicable to Carnival.

These risks may not be exhaustive. Carnival operates in a continually changing business environment, and new risks emerge from time to time. Carnival cannot predict such risks nor can it assess the impact, if any, of such risks on its business or the extent to which any risk, or combination of risks may cause actual results to differ from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Carnival undertakes no obligation publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Carnival plans to file a registration statement on Form S-4 and a statement on Schedule TO with the U.S. Securities and Exchange Commission in connection with commencement of its pre-conditional offer to acquire P&O Princess Cruises plc. The Form S-4 will contain a prospectus and other documents relating to the pre-conditional offer. Carnival plans to mail the prospectus contained in the Form S-4 to shareholders of P&O Princess when the Form S-4 is filed with the SEC. The Form S-4, the prospectus and the Schedule TO will contain important information about Carnival, P&O Princess, the pre-conditional offer and related matters. Investors and stockholders should read the Form S-4, the prospectus, the Schedule TO and the other documents filed with the SEC in connection with the pre-conditional offer carefully before they make any decision with respect to the pre-conditional offer. The Form S-4, the prospectus, the Schedule TO and all other documents filed with the SEC in connection with the pre-conditional offer will be available when filed free of charge at the SEC's web site, at www.sec.gov. In addition, the prospectus and all other documents filed with the SEC in connection with the pre-conditional offer will be made available to investors free of charge by writing to Tim Gallagher at Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida, 33178-2428.

In addition to the Form S-4, prospectus, the Schedule TO and the other documents filed with the SEC in connection with the pre-conditional offer, Carnival is obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. Persons may read and copy any reports, statements and other information filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Filings with the sec also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov.

Contact information:
For investor relations, please contact Beth Roberts, Tel: 1-305-599-2600, ext. 19066, and for media inquiries, please contact Tim Gallagher, Tel: 1-305-599-2600, ext. 16000, Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida 33178-2428.




                           CARNIVAL CORPORATION
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                               THREE MONTHS ENDED
                                                     FEB. 28,
                                               2002           2001
                                  (in thousands, except earnings per share)

Revenues                                     $905,776      $1,007,606
Costs and Expenses:
   Operating                                  518,165         600,120
   Selling and administrative                 152,045         155,891
   Depreciation and amortization               89,754 (1)      91,591 (1)
                                              759,964         847,602
Operating Income Before Loss From
   Affiliated Operations                      145,812         160,004

Loss From Affiliated Operations, Net                          (21,063)

Operating Income                              145,812         138,941

Nonoperating (Expense) Income:
   Interest income                              6,663           3,778
   Interest expense, net of
      capitalized interest                    (29,455)        (31,872)
   Other income, net                            4,959          11,946 (2)
   Income tax benefit, net                      1,661           5,157

                                              (16,172)        (10,991)
Net Income                                   $129,640      $  127,950

Earnings Per Share:
   Basic                                     $   0.22      $     0.22
   Diluted                                   $   0.22      $     0.22

Weighted Average Shares Outstanding-Basic     586,268         584,608
Weighted Average Shares Outstanding-Diluted   587,739         587,133

On December 1, 2001, the company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which required the company to cease amortizing its goodwill. Goodwill amortization was $5 million in 2001.
Includes a $13 million gain from a settlement agreement with the manufacturers of some of the company's ship propulsion systems to reimburse the company for lost revenues and expenses incurred due to disruptions in service during 2000.





                         CARNIVAL CORPORATION
               SELECTED STATISTICAL AND SEGMENT INFORMATION

                                               THREE MONTHS ENDED
                                                     FEB. 28,
                                               2002           2001
                                                  (in thousands)

STATISTICAL INFORMATION:
   Passengers carried                           772            786
   Available lower berth days                 5,060          4,944
   Occupancy percentage                       102.8%         105.2%

SEGMENT INFORMATION:
   Revenues:
      Cruise                               $900,508     $1,000,391
      Tour                                    5,706          7,688
      Intersegment elimination                 (438)          (473)
                                           $905,776     $1,007,606

   Operating expenses:
      Cruise                               $510,839     $  590,974
      Tour                                    7,764          9,619
      Intersegment elimination                 (438)          (473)
                                           $518,165     $  600,120

   Operating income (loss):
      Cruise                               $160,070     $  174,161
      Tour                                  (11,171)       (10,479)
      Affiliated operations                                (21,063)
      Corporate                              (3,087)        (3,678)
                                           $145,812     $  138,941